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                                   EXHIBIT 21

                      SUBSIDIARIES OF TRC COMPANIES, INC.



Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive subsidiaries are excluded.

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
                                                                           Percent of Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized       Owned by Registrant
----------------------------------------------------------------------       --------------------

TRC Environmental Corporation (incorporated in Connecticut)                          100%

TRC Investment Corporation (incorporated in Delaware)                                100%

TRC Environmental Solutions, Inc. (incorporated in California)                       100%

TRC Mariah Associates, Inc. (incorporated in Wyoming)                                100%

TRC Engineers, Inc. (incorporated in New Jersey)                                     100%

TRC Garrow Associates, Inc. (incorporated in Georgia)                                100%

TRC North American Weather Consultants (incorporated in Utah),
 a subsidiary of TRC Environmental Corporation                                       100%

Monitoring Instruments for the Environment, Inc., (incorporated in                   100%
 Massachusetts), a subsidiary of TRC Environmental Corporation

PAKTO, S.A. (incorporated in Poland)                                                  48%

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